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                                                                    EXHIBIT 99.2

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE TEXAS MICRO SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 12, 1999

    The undersigned shareholder of Texas Micro Inc. ("TEXAS MICRO") hereby appoints J. Michael Stewart attorney and proxy of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Stockholders of Texas Micro to be held at 5959 Corporate Drive, Houston Texas 77036, on August 12, 1999, at 10:00 a.m., central time, and at any adjournments of said meeting, all of the shares of Texas Micro Common Stock which the undersigned may be entitled to vote.

1. Approval of the Agreement of Reorganization and Merger relating to the merger of Texas Micro with a wholly-owned subsidiary of RadiSys corporation.

                    / /  FOR          / /  AGAINST         / /  ABSTAIN

2. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

                          (CONTINUED ON REVERSE SIDE)
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                          (CONTINUED FROM OTHER SIDE)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR APPROVAL OF THE AGREEMENT OF REORGANIZATION AND MERGER. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF TEXAS MICRO STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS FURNISHED HEREWITH.

    Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.
                                              Dated ______________________, 1999
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                                                   STOCKHOLDER'S SIGNATURE
                                              __________________________________
                                                   STOCKHOLDER'S SIGNATURE

                PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED